UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2004

GENITOPE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

525 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 482-2000

ITEM 5. OTHER EVENTS

          On May 5, 2004, Genitope Corporation issued a press release entitled “Genitope Corporation Files Registration Statement for Follow-On Public Offering,” announcing that it has filed a registration statement relating to a proposed underwritten public offering of 4.5 million shares of Genitope’s common stock. In addition, Genitope announced plans to grant an option to the underwriters to purchase up to an additional 675,000 shares of its common stock to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In connection with the proposed offering, each of Genitope’s directors and certain of Genitope’s executive officers and stockholders, who held in the aggregate approximately 31% of Genitope’s outstanding common stock as of April 30, 2004, have entered into agreements not to sell, offer, contract to sell, transfer, pledge or otherwise dispose of their shares of Genitope’s common stock for a period of at least 90 days from the effective date of the registration statement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

99.1	Press Release entitled “Genitope Corporation Files Registration Statement for Follow-On Public Offering,” issued May 5, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genitope Corporation

By:	/s/ John M. Vuko

John M. Vuko
Vice President and Chief Financial Officer

Dated: May 5, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “Genitope Corporation Files Registration Statement for Follow-On Public Offering,” issued May 5, 2004.